EXHIBIT 99.1

RLI REPORTS SECOND QUARTER 2021 RESULTS

PEORIA, ILLINOIS, July 21, 2021 – RLI Corp. (NYSE: RLI) – RLI Corp. reported second quarter 2021 net earnings of $81.8 million ($1.79 per share), compared to $92.2 million ($2.04 per share) for the second quarter of 2020. Operating earnings(1) for the second quarter of 2021 were $49.9 million ($1.09 per share), compared to $34.8 million ($0.77 per share) for the same period in 2020.

	Second Quarter		Year to Date
Earnings Per Diluted Share	2021	2020	2021	2020
Net earnings	$1.79	$2.04	$3.39	$0.68
Operating earnings (1)	$1.09	$0.77	$1.96	$1.43

(1)	See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

•	Underwriting income(1) of $36.6 million on a combined ratio(1) of 84.8.
•	25% increase in gross premiums written.
•	Favorable development in prior years’ loss reserves, resulting in a $27.5 million net increase in underwriting income.
•	Book value per share of $27.46, an increase of 11% (inclusive of dividends) from year-end 2020.

“We are pleased to report excellent second quarter financial results,” said RLI Corp. Chairman and CEO Jonathan E. Michael. “All three product segments contributed to our strong performance in the quarter. We achieved an 85 combined ratio and 25% growth in gross written premiums. Favorable market conditions and the continued economic recovery enabled our disciplined underwriters to find more niche opportunities that match our risk appetite. Our capital base continues to grow, supported by our insurance operations and investment returns, and book value per share has increased 11% year to date.”

“During the quarter, we also announced an increase in ordinary dividends for the 46th consecutive year. We are proud of this track record and I want to thank our talented associates for their hard work and continued dedication to our customers. We recently welcomed many of our team members back to our offices and appreciate their perseverance over the past 18 months.”

Underwriting Income

RLI achieved $36.6 million of underwriting income in the second quarter of 2021 on an 84.8 combined ratio, compared to $24.2 million on an 88.4 combined ratio in 2020.

Results for both years include net favorable development in prior years’ loss reserves, which totaled $27.5 million and $21.6 million for 2021 and 2020, respectively.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2021	2020		2021	2020
Casualty	$26.4	$9.7	Casualty	83.1	92.8
Property	8.9	6.2	Property	84.1	86.4
Surety	1.3	8.3	Surety	95.6	70.6
Total	$36.6	$24.2	Total	84.8	88.4

(1)	See discussion below: Non-GAAP and Performance Measures.

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Other Income

Net investment income for the quarter decreased 1.5% to $16.7 million, compared to the same period in 2020. The investment portfolio’s total return was 2.8% for the quarter and 3.0% for the six months ended June 30, 2021.

RLI’s comprehensive earnings were $97.0 million for the quarter ($2.12 per share), compared to $145.7 million ($3.22 per share) for the same quarter in 2020. In addition to net earnings, comprehensive earnings (loss) included after-tax unrealized gains/(losses) from the fixed income portfolio.

Equity in earnings of Maui Jim, Inc., a producer of premium sunglasses, was $10.6 million for the quarter. Equity in earnings of Prime Holdings Insurance Services, Inc., a specialty insurance company, was $3.6 million. Comparatively, for the second quarter of 2020, equity in earnings of unconsolidated investees from Maui Jim and Prime was $2.6 million and $2.5 million, respectively.

Dividends Paid in the Second Quarter of 2021

On June 18, 2021, the company paid a regular quarterly dividend of $0.25 per share, a $0.01 increase over the prior quarter. RLI’s cumulative dividends total nearly $500 million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2021 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

At 10 a.m. central daylight time (CDT) tomorrow, July 22, 2021, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at https://edge.media-server.com/mmc/p/ged4yftt.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2020.

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About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 46 consecutive years and delivered underwriting profits for 25 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Vice President, Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development and Catastrophe Losses, Net of Reinsurance
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except per share amounts)	2021	2020	2021	2020
Favorable development in casualty prior years' reserves	$29.2	$21.1	$57.5	$27.5
Favorable development in property prior years' reserves	$3.8	$0.7	$9.9	$5.5
Favorable (unfavorable) development in surety prior years' reserves	$(2.7)	$3.8	$0.1	$7.8

Net incurred losses related to:
2021 storms	$(8.0)	$-	$(24.0)	$-
2020 and prior events(4)	$2.1	$(11.5)	$2.1	$(17.1)

	Operating Earnings Per Share
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating Earnings Per Share(1)	$1.09	$0.77	$1.96	$1.43

Specific items included in operating earnings per share:(2) (3)
Net favorable development in casualty prior years' reserves	$0.46	$0.32	$0.88	$0.44
Net favorable development in property prior years' reserves	$0.05	$-	$0.13	$0.05
Net favorable (unfavorable) development in surety prior years' reserves	$(0.06)	$0.06	$(0.02)	$0.12

Net incurred losses related to:
2021 storms	$(0.12)	$-	$(0.35)	$-
2020 and prior events(4)	$0.03	$(0.18)	$0.03	$(0.26)

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.
(4)	Includes COVID-19 reserves established in 2020.

RLI CORP

2021 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
SUMMARIZED INCOME STATEMENT DATA:	2021	2020	% Change	2021	2020	% Change
Net premiums earned	$241,000	$208,734	15.5%	$469,595	$424,316	10.7%
Net investment income	16,661	16,917	(1.5)%	33,085	34,695	(4.6)%
Net realized gains (losses)	36,463	(2,109)	NM	50,613	13,043	NM
Net unrealized gains (losses) on equity securities	3,956	74,705	(94.7)%	32,118	(55,690)	NM
Consolidated revenue	$298,080	$298,247	(0.1)%	$585,411	$416,364	40.6%
Loss and settlement expenses	107,026	101,202	5.8%	211,918	212,223	(0.1)%
Policy acquisition costs	77,235	69,463	11.2%	152,225	142,404	6.9%
Insurance operating expenses	20,148	13,906	44.9%	38,944	28,287	37.7%
Interest expense on debt	1,904	1,903	0.1%	3,805	3,800	0.1%
General corporate expenses	3,686	1,994	84.9%	7,028	3,749	87.5%
Total expenses	$209,999	$188,468	11.4%	$413,920	$390,463	6.0%
Equity in earnings of unconsolidated investees	13,940	5,100	173.3%	20,364	9,614	111.8%
Earnings before income taxes	$102,021	$114,879	(11.2)%	$191,855	$35,515	NM
Income tax expense	20,206	22,713	(11.0)%	37,028	4,616	NM
Net earnings	$81,815	$92,166	(11.2)%	$154,827	$30,899	NM

Other comprehensive earnings (loss), net of tax	15,177	53,571	(71.7)%	(29,570)	40,540	NM
Comprehensive earnings	$96,992	$145,737	(33.4)%	$125,257	$71,439	75.3%

Operating earnings(1):
Net earnings	$81,815	$92,166	(11.2)%	$154,827	$30,899	NM
Less:
Realized (gains) losses	(36,463)	2,109	NM	(50,613)	(13,043)	NM
Income tax on realized gains (losses)	7,656	(443)	NM	10,628	2,739	NM
Unrealized (gains) losses on equity securities	(3,956)	(74,705)	(94.7)%	(32,118)	55,690	NM
Income tax on unrealized gains (losses) on equity securities	831	15,688	(94.7)%	6,745	(11,695)	NM
Operating earnings	$49,883	$34,815	43.3%	$89,469	$64,590	38.5%

Return on Equity:
Net earnings (trailing four quarters)				24.7%	11.8%
Comprehensive earnings (trailing four quarters)				23.5%	17.0%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	45,715	45,274		45,703	45,311

Net earnings per share	$1.79	$2.04	(12.3)%	$3.39	$0.68	NM
Less:
Realized (gains) losses	(0.80)	0.05	NM	(1.11)	(0.29)	NM
Income tax on realized gains (losses)	0.17	(0.01)	NM	0.23	0.06	NM
Unrealized (gains) losses on equity securities	(0.09)	(1.66)	(94.6)%	(0.70)	1.24	NM
Income tax on unrealized gains (losses) on equity securities	0.02	0.35	(94.3)%	0.15	(0.26)	NM
EPS from operations(1)	$1.09	$0.77	41.6%	$1.96	$1.43	37.1%

Comprehensive earnings per share	$2.12	$3.22	(34.2)%	$2.74	$1.58	73.4%

Cash dividends per share - ordinary	$0.25	$0.24	4.2%	$0.49	$0.47	4.3%

Net Cash Flow provided by Operations	$104,222	$89,540	16.4%	$164,509	$83,773	96.4%

(1)	See discussion above: Non-GAAP and Performance Measures.

NM = Not Meaningful

RLI CORP

2021 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2021	2020	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$2,319,244	$2,196,626	5.6%
(amortized cost - $2,219,502 at 6/30/21)
(amortized cost - $2,061,467 at 12/31/20)
Equity securities, at fair value	566,870	524,006	8.2%
(cost - $308,374 at 6/30/21)
(cost - $293,190 at 12/31/20)
Other invested assets	52,849	54,232	(2.6)%
Cash and cash equivalents	95,457	62,217	53.4%
Total investments and cash	$3,034,420	$2,837,081	7.0%

Premiums and reinsurance balances receivable	177,237	174,628	1.5%
Ceded unearned premiums	120,116	113,488	5.8%
Reinsurance balances recoverable on unpaid losses	545,085	443,729	22.8%
Deferred policy acquisition costs	99,898	88,425	13.0%
Property and equipment	50,925	51,406	(0.9)%
Investment in unconsolidated investees	148,561	128,382	15.7%
Goodwill and intangibles	53,582	53,719	(0.3)%
Other assets	50,806	47,627	6.7%
Total assets	$4,280,630	$3,938,485	8.7%

Unpaid losses and settlement expenses	$1,917,609	$1,750,049	9.6%
Unearned premiums	640,895	586,386	9.3%
Reinsurance balances payable	34,946	42,265	(17.3)%
Funds held	89,474	81,747	9.5%
Income taxes - deferred	82,110	80,235	2.3%
Bonds payable, long-term debt	149,582	149,489	0.1%
Accrued expenses	60,849	75,925	(19.9)%
Other liabilities	63,362	36,411	74.0%
Total liabilities	$3,038,827	$2,802,507	8.4%
Shareholders' equity	1,241,803	1,135,978	9.3%
Total liabilities & shareholders' equity	$4,280,630	$3,938,485	8.7%

OTHER DATA:
Common shares outstanding (in 000's)	45,223	45,143

Book value per share	$27.46	$25.16	9.1%
Closing stock price per share	$104.59	$104.15	0.4%

Statutory surplus	$1,227,879	$1,121,592	9.5%

RLI CORP

2021 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended June 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2021

Gross premiums written	$236,329		$91,911		$30,744		$358,984
Net premiums written	183,436		69,943		29,107		282,486
Net premiums earned	156,195		55,865		28,940		241,000
Net loss & settlement expenses	74,421	47.6%	24,311	43.5%	8,294	28.7%	107,026	44.4%
Net operating expenses	55,336	35.5%	22,675	40.6%	19,372	66.9%	97,383	40.4%
Underwriting income(1)	$26,438	83.1%	$8,879	84.1%	$1,274	95.6%	$36,591	84.8%

2020

Gross premiums written	$190,047		$69,286		$27,820		$287,153
Net premiums written	152,114		51,563		26,413		230,090
Net premiums earned	135,215		45,387		28,132		208,734
Net loss & settlement expenses	77,651	57.4%	21,550	47.5%	2,001	7.1%	101,202	48.5%
Net operating expenses	47,831	35.4%	17,670	38.9%	17,868	63.5%	83,369	39.9%
Underwriting income(1)	$9,733	92.8%	$6,167	86.4%	$8,263	70.6%	$24,163	88.4%

Six Months Ended June 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2021

Gross premiums written	$425,225		$166,448		$62,206		$653,879
Net premiums written	332,327		125,929		59,219		517,475
Net premiums earned	304,965		107,507		57,123		469,595
Net loss & settlement expenses	144,668	47.4%	55,948	52.0%	11,302	19.8%	211,918	45.1%
Net operating expenses	108,992	35.8%	43,685	40.7%	38,492	67.4%	191,169	40.7%
Underwriting income(1)	$51,305	83.2%	$7,874	92.7%	$7,329	87.2%	$66,508	85.8%

2020

Gross premiums written	$349,283		$126,007		$57,695		$532,985
Net premiums written	279,291		92,990		54,912		427,193
Net premiums earned	278,635		89,735		55,946		424,316
Net loss & settlement expenses	171,916	61.7%	37,521	41.8%	2,786	5.0%	212,223	50.0%
Net operating expenses	98,309	35.3%	36,139	40.3%	36,243	64.8%	170,691	40.2%
Underwriting income(1)	$8,410	97.0%	$16,075	82.1%	$16,917	69.8%	$41,402	90.2%

(1)	See discussion above: Non-GAAP and Performance Measures.